Exhibit 99.1

     Charles River Laboratories Announces Strong First-Quarter 2005 Results


    WILMINGTON, Mass.--(BUSINESS WIRE)--May 3, 2005--

    - Sales Increase 59% to $274 million -

    - GAAP Earnings Per Share of $0.40 and $0.55 on a Non-GAAP Basis -

    - Company Reaffirms Guidance for 2005 on Continuing Strong Demand for Outsourced Services -

    Charles River Laboratories International, Inc. (NYSE:CRL) today reported first-quarter 2005 financial results. Net sales for the first quarter of 2005 increased 58.6% to $273.7 million, compared to $172.6 million reported in the first quarter of 2004. The increase was due primarily to the acquisition of Inveresk Research Group, and also to continuing strong demand for research models and outsourced preclinical services.
    Net income on a GAAP basis was $27.6 million, or $0.40 per diluted share in the first quarter of 2005, compared to $17.6 million, or $0.36 per diluted share, in the first quarter of 2004. On a non-GAAP basis, net income for the first quarter was $38.6 million, compared to $23.4 million in the first quarter of 2004. Non-GAAP earning per diluted share were $0.55, compared to $0.47 per diluted share in the first quarter of 2004. Non-GAAP results in the first quarter of 2005 exclude amortization of intangibles of $13.3 million, or $0.12 per diluted share, and compensation charges of $3.0 million, or $0.03 per diluted share, related to the acquisition of Inveresk, and in the first quarter of 2004, exclude a net charge of $5.8 million, or $0.11 per diluted share, related to the write-off of a deferred tax asset and release of a related tax valuation allowance in connection with the Company's reorganization of its European operations.
    James C. Foster, Chairman, President and Chief Executive Officer said, "We are extremely pleased with our first-quarter results. The year is off to a strong start, with sales and earnings growth driven by continuing demand for our products and services, particularly in the preclinical arena, where our customers are outsourcing more services. Our acquisition of Inveresk, our efforts to target new opportunities with our broader portfolio, and our continuing focus on operational efficiency, have positioned us extremely well to address this market, and to grow profitably. We continue to be optimistic about our prospects for 2005."

    Business Segments Results

    As a result of the acquisition of Inveresk, the Company is now reporting three business segments: Research Models and Services (RMS), Preclinical Services (formerly Development & Safety Testing), and a new segment, Clinical Services.

    Research Models and Services

    First-quarter 2005 net sales for the Research Models and Services segment of the business were $127.9 million compared to $119.5 million last year, an increase of 7.1%. Growth was due primarily to higher prices, volume, and favorable foreign currency translation. The gross margin was 44.2%, unchanged from the first quarter of last year. The operating margin increased to 33.1% from 32.4% in the same period last year.

    Preclinical Services

    Net sales for the Preclinical Services segment rose 114.6% in the first quarter of 2005, to $114.1 million from $53.2 million in the same period last year. The increase was due primarily to the acquisition of Inveresk, and to continuing strong demand for outsourced development services, particularly general and specialty toxicology. The segment's gross margin increased to 33.5% from 30.2% in the first quarter of 2004. Operating income was $12.5 million in the first quarter of 2005, compared to $7.6 million last year. The operating margin was 11.0% compared to 14.2% in the first quarter of 2004, due primarily to amortization of intangibles related to the acquisition of Inveresk. On a non-GAAP basis, when excluding amortization of $10.3 million related to the Inveresk acquisition, first-quarter operating income rose to $22.8 million from $7.6 million in the first quarter of last year and the operating margin increased to 20.0% from 14.2% in the first quarter of last year, reflecting higher sales and operating efficiencies.

    Clinical Services

    For the first quarter of 2005, net sales for the Clinical Services segment were $31.7 million. The gross margin was 31.0% and the operating margin was 2.6%. On a non-GAAP basis, when excluding amortization of $3.0 million related to the Inveresk acquisition, the operating margin was 12.1%.

    Backlog

    The backlog for Preclinical and Clinical Services at March 26, 2005, was $427 million. The Company does not report backlog for the RMS business segment because turnaround time from placement to completion of orders, both for products and services, is rapid.

    2005 Outlook

    The following forward-looking guidance is based on current foreign exchange rates.
    For 2005, the Company reaffirms its expectations of revenue growth in a range of 48% to 52%, which reflects the acquisition of Inveresk as well as continued strength in the market for outsourced drug discovery and development services. As a result of strong sales growth, efficiency improvements, operating synergies, and a lower tax rate, GAAP earnings per diluted share are expected to be in a range of $1.70 to $1.80. Non-GAAP earnings, which exclude amortization of intangible assets of $53.1 million and other acquisition-related charges of $7.8 million, are expected to be in a range of $2.30 to $2.40 per diluted share, as the Company previously stated.
    For the second quarter of 2005, the Company expects net sales to increase between 57% and 60% due to the acquisition of Inveresk and continued strong demand for the Company's products and services. Based on the anticipated higher net sales and cost synergies, GAAP earnings per diluted share are expected to be in a range of $0.43 to $0.45. Non-GAAP earnings per diluted share, which exclude amortization of intangible assets of $13.3 million and other acquisition-related charges of $2.8 million, are expected to be in a range of $0.58 to $0.60.

    James Foster to Appear on Bloomberg News

    Mr. Foster is scheduled to appear live on Bloomberg's "World
Financial Report" this evening at approximately 5:45 p.m. ET.

    Webcast

    Charles River Laboratories has scheduled a live webcast on Wednesday, May 4, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to http://ir.criver.com and select the webcast link. The webcast will be available until 5:00 p.m. ET on May 11, 2005.

    Use of Non-GAAP Financial Measures

    This press release contains non-GAAP financial measures which exclude, among other items, amortization of intangible assets and other charges related to the Inveresk acquisition. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. We believe that the inclusion of non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. Non-GAAP results also allow investors to compare the Company's operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying exhibits to, this press release, and can also be found on the Company's website at ir.criver.com.

    Caution Concerning Forward-Looking Statements. This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "expect," "estimate," "plan," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are based on Charles River's current expectations and beliefs, and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: challenges arising from the acquisition of Inveresk Research Group; a decrease in research and development spending or a decrease in the level of outsourced services; acquisition integration risks; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on March 9, 2005, with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

    About Charles River Laboratories

    Charles River Laboratories, based in Wilmington, Massachusetts, is a global provider of solutions that advance the drug discovery and development process. Our leading-edge products and services are designed to enable our clients to bring drugs to market faster and more efficiently. Backed by our rigorous, best-in-class procedures and our proven data collection, analysis and reporting capabilities, our products and services are organized into three categories spanning every step of the drug development pipeline: Research Models and Services, Preclinical Services, and Clinical Services. Charles River's customer base includes all of the major pharmaceutical companies and many biotechnology companies, government agencies and leading hospitals and academic institutions. Charles River's 8,000 employees serve clients in more than 50 countries. For more information on Charles River, visit our website at www.criver.com.


            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
        CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
           (dollars in thousands, except for per share data)

                                              Three Months Ended
                                        ------------------------------
                                         March 26, 2005 March 27, 2004

Total net sales                         $      273,722  $     172,637
Cost of products sold and services
 provided                                      169,111        103,809
                                         --------------  -------------
Gross margin                                   104,611         68,828
Selling, general and administrative             44,852         28,120
Amortization of intangibles                     14,363          1,191
                                         --------------  -------------
Operating income                                45,396         39,517
Interest income (expense)                       (6,259)        (1,415)
Other, net                                        (144)           200
                                         --------------  -------------
Income before income taxes and minority
 interests                                      38,993         38,302
Provision for income taxes                      10,860         20,152
                                         --------------  -------------
Income before minority interests                28,133         18,150
Minority interests                                (485)          (556)
                                         --------------  -------------
Net income                              $       27,648  $      17,594
                                         ==============  =============

Earnings per common share
  Basic                                 $         0.42  $        0.38
  Diluted                               $         0.40  $        0.36
Weighted average number of common
 shares outstanding
  Basic                                     65,876,099     45,855,115
  Diluted                                   72,526,888     52,133,240


            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
           CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                        (dollars in thousands)

                                             March 26,   December 25,
                                                2005         2004
Assets
Current assets
   Cash and cash equivalents                $   213,059  $    207,566
   Marketable securities                          1,435           234
   Trade receivables, net                       204,912       201,794
   Inventories                                   63,680        61,914
   Other current assets                          39,906        38,798
                                             -----------  ------------
      Total current assets                      522,992       510,306
Property, plant and equipment, net              360,943       357,149
Goodwill, net                                 1,419,762     1,422,586
Other intangibles, net                          244,771       256,294
Deferred tax asset                               49,063        50,412
Other assets                                     29,485        30,088
                                             -----------  ------------
      Total assets                          $ 2,627,016  $  2,626,835
                                             ===========  ============

Liabilities and Shareholders' Equity
Current liabilities
   Current portion of long-term debt        $    80,481  $     80,456
   Accounts payable                              26,397        28,672
   Accrued compensation                          37,841        46,037
   Deferred income                              108,456       117,490
   Other current liabilities                     72,585        76,460
                                             -----------  ------------
      Total current liabilities                 325,760       349,115
Long-term debt                                  585,289       605,388
Other long-term liabilities                     189,191       190,035
                                             -----------  ------------
      Total liabilities                       1,100,240     1,144,538
                                             -----------  ------------
Minority interests                                8,985         9,792
Total shareholders' equity                    1,517,791     1,472,505
                                             -----------  ------------
Total liabilities and shareholders' equity  $ 2,627,016  $  2,626,835
                                             ===========  ============


            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
           SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
                        (dollars in thousands)

                                                 Three Months Ended
                                              ------------------------
                                               March 26,    March 27,
                                                  2005        2004
Research Models and Services
    Net sales                                 $   127,912  $  119,477
    Gross margin                                   56,586      52,771
    Gross margin as a % of net sales                 44.2%       44.2%
    Operating income                               42,308      38,751
    Operating income as a % of net sales             33.1%       32.4%
    Depreciation and amortization                   4,729       4,309
    Capital expenditures                            5,275       3,443

Preclinical Services
    Net sales                                 $   114,072  $   53,160
    Gross margin                                   38,188      16,057
    Gross margin as a % of net sales                 33.5%       30.2%
    Operating income                               12,516       7,574
    Operating income as a % of net sales             11.0%       14.2%
    Depreciation and amortization                  16,993       3,528
    Capital expenditures                            7,023       1,082

Clinical Services
    Net sales                                 $    31,738  $        -
    Gross margin                                    9,837           -
    Gross margin as a % of net sales                 31.0%
    Operating income                                  833           -
    Operating income as a % of net sales              2.6%
    Depreciation and amortization                   3,704           -
    Capital expenditures                              100           -


Unallocated Corporate Overhead                $   (10,261) $   (6,808)


Total
    Net sales                                 $   273,722  $  172,637
    Gross margin                                  104,611      68,828
    Gross margin as a % of net sales                 38.2%       39.9%
    Operating income                               45,396      39,517
    Operating income as a % of net sales             16.6%       22.9%
    Depreciation and amortization                  25,426       7,837
    Capital expenditures                           12,398       4,525


            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
         RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS
           (dollars in thousands, except for per share data)

                                                Three Months Ended
                                            --------------------------
                                              March 26,    March 27,
                                                2005          2004

Net income                                  $     27,648  $    17,594
Add back:
  Deferred tax asset write-off                         -        7,900
  Valuation allowance release                          -       (2,111)
  Amortization related to merger                  13,331            -
  Stock-based compensation related to
   merger                                          2,969            -
  Tax effect                                      (5,313)           -
                                             ------------  -----------
Net income, excluding specified charges
 (Non-GAAP)                                 $     38,635  $    23,383
                                             ============  ===========

Calculation of earnings per common share,
 excluding specified charges (Non-GAAP):
Net income for purposes of calculating
 earnings per share, excluding specified
 charges (Non-GAAP)                         $     38,635  $    23,383
After tax equivalent interest expense on
 3.5% senior convertible debentures                1,168          996
Income for purposes of calculating diluted
 earnings per share, excluding specified
 charges (Non-GAAP)                         $     39,803  $    24,379

Weighted average shares outstanding - Basic   65,876,099   45,855,115
Effect of dilutive securities:
  3.5% senior convertible debentures           4,759,455    4,759,455
  Stock options and contingently issued
   restricted stock                            1,550,175    1,184,465
  Warrants                                       341,159      334,205
                                             ------------  -----------
Weighted average shares outstanding -
 Diluted                                      72,526,888   52,133,240
                                             ============  ===========

Basic earnings per share                    $       0.42  $      0.38
Diluted earnings per share                  $       0.40  $      0.36

Basic earnings per share, excluding
 specified charges (Non-GAAP)               $       0.59  $      0.51
Diluted earnings per share, excluding
 specified charges (Non-GAAP)               $       0.55  $      0.47

Charles River management believes that non-GAAP financial measures helps investors to gain a meaningful understanding of our core operating results and future prospects, consistent with the manner in which management measures and forecasts the Company's performance. The non-GAAP financial measures included are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP.


            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
                  RECONCILIATION OF GAAP TO NON-GAAP
           SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
                        (dollars in thousands)

                                                 Three Months Ended
                                               -----------------------
                                                March 26,   March 27,
                                                  2005        2004
Research Models and Services
    Net sales                                  $  127,912  $  119,477
    Operating income                               42,308      38,751
    Operating income as a % of net sales             33.1%       32.4%

Preclinical Services
    Net sales                                  $  114,072  $   53,160
    Operating income                               12,516       7,574
    Operating income as a % of net sales             11.0%       14.2%
    Add back:
      Amortization related to merger               10,317           -
                                                ----------  ----------
    Operating income, excluding specified
     charges (Non-GAAP)                            22,833       7,574
    Non-GAAP operating income as a % of net
     sales                                           20.0%       14.2%

Clinical Services
    Net sales                                  $   31,738  $        -
    Operating income                                  833           -
    Operating income as a % of net sales              2.6%
    Add back:
      Amortization related to merger                3,014           -
                                                ----------  ----------
    Operating income, excluding specified
     charges (Non-GAAP)                             3,847           -
    Non-GAAP operating income as a % of net
     sales                                           12.1%


Unallocated Corporate Overhead                 $  (10,261) $   (6,808)
    Add back:
      Stock-based compensation related to
       merger                                       2,969           -
                                                ----------  ----------
    Unallocated corporate overhead, excluding
     specified charges (Non-GAAP)                  (7,292)     (6,808)


Total
    Net sales                                  $  273,722  $  172,637
    Operating income                               45,396      39,517
    Operating income as a % of net sales             16.6%       22.9%
    Add back:
      Amortization related to merger               13,331           -
      Stock-based compensation related to
       merger                                       2,969           -
                                                ----------  ----------
    Operating income, excluding specified
     charges (Non-GAAP)                            61,696      39,517
    Non-GAAP operating income as a % of net
     sales                                           22.5%       22.9%

Charles River management believes that non-GAAP financial measures helps investors to gain a meaningful understanding of our core operating results and future prospects, consistent with the manner in which management measures and forecasts the Company's performance. The non-GAAP financial measures included are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP.



    CONTACT: Charles River Laboratories International, Inc.
             Susan E. Hardy, 978-658-6000 Ext. 1616